Managed Account Series:

Global Small Cap Portfolio

FILE #811-21763

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	Shares PURCHASED	LIST OF UNDERWRITERS
5/2/2007	Acorn International	7,700,000.00	5,300	Merrill Lynch, Pierce, Fenner & Smith Incorporated; Deutsche Bank Securities Inc.; CIBC World Markets Corp.
5/8/2007	Tomo Therapy Incorporated	11,743,420.00	2,900	Merrill Lynch, Pierce, Fenner & Smith Incorporated; Piper Jaffray & Co.; Thomas Weisel Partners LLC; Robert W. Baird & Co. Incorporated; William Blair & Company
5/9/2007	Aecom Technology	35,150,000.00	60,500	Morgan Stanley & Co. Incorporated; Merrill Lynch, Pierce, Fenner & Smith Incorporated; UBS Securities LLC; Goldman, Sachs & Co.; Credit Suisse Securities (USA) LLC; D.A. Davidson & Co.
07/20/07	Kroton Educational	10,675,000	18,000	Morgan Stanley, HSBC, Merrill Lynch & Co
07/24/07	BladeLogic Inc.	5,000,000.00	800	Morgan Stanley & Co. Incorporated; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Citigroup Global Markets Inc.; Wachovia Capital Markets, LLC; Cowen and Company, LLC
07/26/07	Lululemon Athletica Inc.	18,200,000	3,400

Goldman, Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Credit Suisse Securities (USA) LLC; UBS Securities LLC; William Blair & Company, L.L.C.; CIBC World Markets Corp.; Wachovia Capital Markets, LLC; Thomas Weisel Partners LLC

10/17/2007	Maytas Infra Limited	8,850,000.00	71	DSP ML Limited, JM Financial Consultants Private Limited, Kotak Mahindra Capital Company Limited, Morgan Stanley India Company Private Lt.
11/9/2007	China Nepstar Chain Drugstores Inc.	41,250,000	3,000	Goldman Sachs (Asia) L.L.C., Merrill Lynch, Pierce, Fenner & Smith Incorporated; CLSA Limited
12/11/2007	XINYUAN REAL ESTATE CO. LTD.	17,500,000	33,800	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Allen & Company LLC
12/12/2007	VANCEINFO TECHNOLOGIES INC.	7,650,000	34,300	Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Jefferies & Company, Inc., Susquehanna Financial Group, LLLP
2/15/2008	Seven Bank	363,750	100	Nomura International plc, Morgan Stanley & Co. International plc, Citigroup Global Markets Limited, Mitsubishi UFJ Securities International plc, Merrill Lynch International
4/21/2008	INTREPID POTASH INC.	30,000,000	5,100	Goldman, Sachs & Co, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, RBC Capital Markets Corporation, BMO Capital Markets Corp